Exhibit 99.4

Gregory Stuhlman

Tel 302.661.7381

Fax 302.661.7162

stuhlmang@gtlaw.com

April 5, 2016

BY UPS and

CERTIFIED MAIL – Return Receipt Requested

Bebe Stores, Inc.

400 Valley Drive

Brisbane, CA 94005

BY HAND

Bebe Stores, Inc.

c/o Corporation Service Company

2711 Centerville Rd, Suite 400

Wilmington, DE 19808

Re:	Demand to Inspect Books and Records Pursuant to

Section 220 of the General Corporation Law of the State of Delaware

Ladies and Gentlemen:

Pursuant to Section 220 of the General Corporation Law of the State of Delaware (the “DGCL”), Prentice Capital Long/Short Equity Fund, L.P. (the “Inspecting Stockholder”), beneficial owner of 4,377,081 shares of common stock, par value $0.001 per share (“Common Stock”), of Bebe Stores, Inc., a Delaware Corporation (“Bebe”), through its undersigned counsel, hereby delivers this demand to inspect (in person or by attorney or other agent) Bebe’s stock ledger and list of stockholders of Bebe and to make copies or extracts therefrom for the purposes indicated herein.

The Inspecting Stockholder designated and authorized, by virtue of the enclosed powers of attorney, the undersigned and the law firm of Greenberg Traurig, LLP and any other persons designated by them, acting singly or in combination, as agents and attorneys to make this demand, and to conduct the inspection and copying requested herein. In accordance with Section 220 of the DGCL, attached is the affidavit of Michael Zimmerman, CEO of Prentice Capital Long/Short Equity Fund, L.P., relating to this stockholder demand.

Pursuant to Section 220 of the DGCL, the undersigned, under oath that the statements contained herein are true and accurate under penalty of perjury under applicable law, hereby demands, for and on behalf of the Inspecting Stockholder, to inspect and make copies or extracts of the items indicated below (the “Books and Records”) from the books and records of Bebe:

Bebe’s current stock ledger and a complete record or list of Bebe’s current stockholders, certified by its transfer agent(s) and/or registrar(s), showing the name, address, email address, and telephone number of each stockholder and the number of shares registered in the name of each such shareholder as of the most recent date available in order to determine the Inspecting Stockholder’s interests relative to all shares issued, including shares issued to employees, officers, board members, advisors and consultants.

The purpose of this demand to inspect and to copy Bebe’s stock ledger and stockholder list is to enable the Inspecting Shareholder to communicate with other stockholders of Bebe. The requested Books and Records are essential and sufficient to accomplish the stated purpose.

The Inspecting Stockholder is extremely dissatisfied with the Board of Directors’ (“Board”) continued failure to pursue and publicly announce the implementation of any actions whatsoever to address the dramatic and continuing erosion of stockholder value in the past 18 months. Indeed, the Board and Bebe’s controlling stockholder are, quite casually it seems, overseeing the inevitable insolvency of Bebe and the possible elimination of all stockholder value. This is unconscionable. We remind Mr. Mashouf and Bebe’s entire Board that they must identify, evaluate and proactively pursue all strategic and financial alternatives to immediately restore and return maximum value to all of Bebe’s stockholders. In that regard, you should know that there are rumors to the effect that, over the last couple of months, several M&A transaction candidates have expressed to Mr. Mashouf interest in acquiring Bebe as an entity and that Mr. Mashouf has declined to even meet or speak with these interested parties. Query as to whether Mr. Mashouf even notified the Board of such inquiries.

The Board, at all times, is obligated to act in good faith, with due care and loyalty, and to champion, protect and serve the interests of all of Bebe’s stockholders, not just the interests of a controlling stockholder to whom the directors, apparently, are utterly beholden. Should the Board be presented with a strategic proposal or indication of interest for Bebe, such as a potential merger or sale transaction, the duties of the Board and Bebe’s controlling stockholder is not to blindly reject such alternative. If presented with any such transaction opportunity, the Inspecting Stockholder demands that the Board be mindful of its fiduciary obligations and not act out of fear of retribution or domination by Bebe’s controller. The Inspecting Stockholder, and every Bebe stockholder, expects that each and every indication of interest and proposal is carefully reviewed by the entire Board, in consultation with Bebe’s legal and financial advisors.

In furtherance of the inspection and copying requested hereby, the Inspecting Stockholder encloses a customary form of confidentiality agreement that it is willing to execute in connection with the exercise of its rights under Section 220 of the DGCL. If Bebe contends that this request is incomplete or otherwise deficient in any respect, or if the items requested above cannot be made available to the Inspecting Stockholder in the timeframe requested, please notify the Inspecting Stockholder in writing, by transmitting same to their counsel, Gregory E. Stuhlman, Esq., Greenberg Traurig, LLP, The Nemours Building, 1007 N. Orange Street, Suite 1200, Wilmington, DE 19801, setting forth the facts that Bebe contends support its position and specifying, as appropriate, any additional information believed to be required. In the absence of such prompt notice, the Inspecting Stockholder will assume that Bebe agrees that this request complies in all respects with the requirements of the DGCL. The Inspecting Stockholder reserves the right to modify this request at any time.

Please advise Gregory E. Stuhlman, of Greenberg Traurig, LLP, phone number 302-661-7381, promptly, and in any event on or prior to the expiration of five business days after the date this demand is received by Bebe, when and where the Books and Records will be made available to the undersigned and his designated agents for inspection and copying. If Bebe declines to permit the inspection and copying sought hereby or does not reply to this letter within five days, then Section 220 of the DGCL permits the Inspecting Stockholder to apply to the Court of Chancery of the State of Delaware for an order to compel its right to inspection and copying. Please govern yourselves accordingly. If Bebe fails to respond to this letter as so indicated, then the Inspecting Stockholder is prepared to seek appropriate relief.

Very truly yours,

Gregory E. Stuhlman

Enclosures

cc: Michael Zimmerman

POWER OF ATTORNEY

Prentice Capital Long/Short Equity Fund, L.P. does hereby generally constitute and appoint Gregory E. Stuhlman of Greenberg Traurig, LLP, or the authorized agents of any of the foregoing, to act separately as its true and lawful attorneys in fact and agents, with full capacities to (i) conduct the inspection and copying as requested by the attached letter to Bebe Stores, Inc. (“Bebe”), dated as of the date hereof, and (ii) conduct any further inspection of the books and records of Bebe as provided in Section 220 of the Delaware General Corporation Law, granting unto said attorneys in fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Prentice Capital Long/Short Equity Fund, L.P. /s/ Michael Zimmerman Signature Michael Zimmerman Name Chief Executive Office Position/Title

Sworn to before me this

4th day of April, 2016.

             /s/ Keith Neidig

Notary Public

AFFIDAVIT

STATE OF: CONNECTICUT	)
	)	SS:
COUNTY OF: FAIRFIELD	)

Michael Zimmerman, having been duly sworn, deposes and states under penalty of perjury that (1) he is the Chief Executive Officer of Prentice Capital Long/Short Equity Fund, L.P., a beneficial owner of common stock of Bebe Stores, Inc., (2) he has read the foregoing Demand to Inspect Books and Records Pursuant to Section 220 of the General Corporation Law of the State of Delaware (the “Demand”) and knows the contents thereof, and (3) the statements set forth in the Demand are true to the best of his knowledge, based upon such information as he has available to him.

/s/ Michael Zimmerman Michael Zimmerman

Sworn to before me this

4th day of April, 2016.

             /s/ Keith Neidig

Notary Public